Exhibit 99.1

American Apparel Postpones Its 2009 Annual Meeting of Stockholders Originally Scheduled For June 17, 2009

LOS ANGELES, June 5, 2009 – American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced that it is postponing its annual meeting of stockholders, originally scheduled for June 17, 2009, in order to allow for the completion of its previously disclosed evaluation of the classification of its revolving credit facility as a long-term debt, and certain related balance sheet and cash flow presentation matters.

As previously announced, any change in presentation of the revolving credit facility, if made, would require a restatement of American Apparel's balance sheets for certain prior periods to present all or some portion of the revolving credit facility as a current liability instead of a long-term debt.  The restatements, if made, would have no impact on the company's previously reported net cash flows, cash position, revenues, net income or same store sales.  As soon as practicable following the completion of the evaluation, American Apparel intends to announce its final conclusions regarding these accounting issues and, if necessary, file any amendments to its previous filings with the Securities and Exchange Commission that may be required.

American Apparel will announce a new date for its annual meeting of stockholders at a later date after such accounting issues are resolved and, if necessary, such restatements are completed.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of May 15, 2009, American Apparel employed approximately 10,000 people and operated over 265 retail stores in 19 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Austria, Belgium, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.com.

Safe Harbor Statement

This press release may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: ability to regain compliance with the stock exchange rules; completion of the evaluation, including any restatement, if applicable; changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements, generate cash flow to service our debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; and other risks detailed in our filings with the Securities and Exchange Commission, including our 2008 Annual Report on Form 10-K.  Our filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Joseph Teklits / Jean Fontana
ICR
(203) 682-8200
or
Adrian Kowalewski
Chief Financial Officer
American Apparel
(213) 488-0226